EXHIBIT 99.9









                                 ISSUE OF SHARES



                                in the capital of



                          Fiat Netherlands Holding N.V.



                         against contribution of shares
                                in the capital of
                                 CNH Global N.V.











                              deed of 7 April 2003.



Amsterdam
Brussel
London
Madrid
New York
Paris
Rotterdam



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                      ISSUE, SUBSCRIPTION AND CONTRIBUTION

On this seventh day of April two thousand three, appeared before me, Bart Theodoor Derogee, civil-law notary of Rotterdam:

Mr. Remco Nicolaas van der Veer, employed at the offices of me, civil law notary, located at Weena 750, 3014 DA Rotterdam, born in `s-Hertogenbosch on the thirtieth day of July nineteenhundred seventy-one, for the purpose hereof acting as attorney authorized in writing of:

1. Fiat S.p.A., a company limited by shares, incorporated under the laws of Italy, with corporate seat at Turin, Italy and registered offices at Via Nizza 250, 10125 Turin, Italy, hereinafter called "Fiat";

2. Sicind S.p.A., a company limited by shares, incorporated under the laws of Italy, with corporate seat at Turin, Italy and registered offices at Corso Ferrucci 112 A, Turin, Italy, hereinafter called "Sicind";

3. Fiat Netherlands Holding N.V., a company limited by shares, incorporated under the laws of the Netherlands, with corporate seat at Amsterdam, the Netherlands and registered offices at Prof. J. H. Bavincklaan 5, 1183 AT Amstelveen, the Netherlands, hereinafter called the "Company"; and

4. CNH Global N.V., a company limited by shares, incorporated under the laws of the Netherlands, with corporate seat at Amsterdam, the Netherlands and registered offices at World Trade Center, Amsterdam Airport, Schiphol Boulevard 217, 1118 BH Amsterdam, the Netherlands, hereinafter called "CNH".

The person appearing, acting as aforesaid, has declared as follows.

I.       Preamble

1.1 By resolution of the sole shareholders of the Company dated the third day of April two thousand three, it has been resolved to issue at par to Fiat thirty-nine million four hundred sixty-two thousand and seven hundred twenty (39,462,720) shares (the "Fiat Shares") and to Sicind thirteen million eight hundred sixty-five thousand and two hundred eighty (13,865,280) shares a (the "Sicind Shares") in the capital of the Company, each share having a nominal value of forty-five Euro cent ((euro)0.45) (collectively, the "Shares").

1.2 The Fiat Shares are to be paid up by the contribution and transfer to the Company of three million and five hundred fifty-two thousand (3,552,000) Series A preference shares in the capital of CNH (the "Fiat Contribution").

1.3 The Sicind Shares are to be paid up by the contribution and transfer to the Company of one million and two hundred forty-eight thousand (1,248,000) Series A preference shares in the capital of CNH (the "Sicind Contribution").

1.4 The Board of Directors of the Company has prepared a description of the Fiat Contribution and the Sicind Contribution, dated the seventh day of April two thousand three as required under Article 2:94b paragraph 1 of the Civil Code (the

         "Description of Contribution"), a copy of which is hereto attached.

1.5 As is shown in the auditors' certificate of Mr. G. Westinga, dated the seventh day of April two thousand three, a copy of which is attached hereto, the value of the Fiat Contribution and the Sicind Contribution when applying generally accepted valuation standards amounts to not less then the amount of the payment obligation expressed in currency as stated in the certificate which has to be satisfied by the Fiat Contribution and the Sicind Contribution.

II.      Issue and Subscription

2.1 Implementing the aforesaid shareholders' resolution the Company hereby issues, effective as of the date hereof to Fiat and Fiat hereby subscribes and accepts the Fiat Shares.

2.2 Implementing the aforesaid shareholders' resolution of the Company hereby issues, effective as of the date hereof to Sicind and Sicind hereby subscribes and accepts the Sicind Shares.

III.     Contribution and Transfer

3.1 In satisfaction of the obligation to pay up the Fiat Shares, Fiat hereby contributes and transfers to the Company, and the Company accepts, the Fiat Contribution.

3.2 In satisfaction of the obligation to pay up the Sicind Shares, Sicind hereby contributes and transfers to the Company, and the Company accepts, the Sicind Contribution.

3.4 The amount by which the value of the Fiat Contribution and the value of the Sicind Contribution according to the Description of Contribution exceeds the nominal value of the Fiat Shares and Sicind Shares respectively shall be carried to the Company's share premium reserve.

3.5 The CNH shares comprising the Fiat Contribution and the Sicind Contribution were acquired by Fiat and Sicind respectively by an Issue and Subscription Agreement dated the third day of April two thousand three and shall as of such date be for the account of the Company.

3.6 CNH acknowledges the contribution and transfer of the Fiat Contribution and the Sicind Contribution.

IV.      Miscellaneous

4.1 The parties waive any right they may have to set aside this agreement or dissolve or have dissolved the same on the basis of any provisions of the Dutch Civil Code.

4.2 This deed shall be governed by and construed in accordance with the laws of the Netherlands.

Authorization

The person appearing has been authorized by four private powers of attorney, which will be attached hereto immediately after the passing of this deed.

The person appearing is known to me, civil-law notary.

This deed was executed
in Rotterdam on the date mentioned in its heading.

After the material contents of this Deed had prior thereto been conveyed and explained to the person appearing by me, civil-law notary, he has declared that he has taken note of the contents of this Deed was in agreement with the contents and that he did not require that it be read out in full.

Thereupon, after a limited part of this Deed had been read out, it was signed by the person appearing and by me, civil-law notary.

                                        R.N. van der Veer
                                        B.Th Derogee
                                        ISSUED AS A TRUE COPY



[PUBLIC NOTARY SEAL OF MR. B.TH. DEROGEE]

                                 ISSUE OF SHARES



                                in the capital of



                          Fiat Netherlands Holding N.V.



                         against contribution of shares
                                in the capital of
                                 CNH Global N.V.











                              deed of 8 April 2003.

Amsterdam
Brussel
London
Madrid
New York
Paris
Rotterdam

                      ISSUE, SUBSCRIPTION AND CONTRIBUTION

On this eighth day of April two thousand three, appeared before me, Bart Theodoor Derogee, civil-law notary of Rotterdam:

Mr. Remco Nicolaas van der Veer, employed at the offices of me, civil law notary, located at Weena 750, 3014 DA Rotterdam, born in `s-Hertogenbosch on the thirtieth day of July nineteenhundred seventy-one, for the purpose hereof acting as attorney authorized in writing of:

1. Fiat S.p.A., a company limited by shares, incorporated under the laws of Italy, with corporate seat at Turin, Italy and registered offices at Via Nizza 250, 10125 Turin, Italy, hereinafter called "Fiat";

2. Sicind S.p.A., a company limited by shares, incorporated under the laws of Italy, with corporate seat at Turin, Italy and registered offices at Corso Ferrucci 112 A, Turin, Italy, hereinafter called "Sicind";

3. Fiat Netherlands Holding N.V., a company limited by shares, incorporated under the laws of the Netherlands, with corporate seat at Amsterdam, the Netherlands and registered offices at Prof. J. H. Bavincklaan 5, 1183 AT Amstelveen, the Netherlands, hereinafter called the "Company"; and

4. CNH Global N.V., a company limited by shares, incorporated under the laws of the Netherlands, with corporate seat at Amsterdam, the Netherlands and registered offices at World Trade Center, Amsterdam Airport, Schiphol Boulevard 217, 1118 BH Amsterdam, the Netherlands, hereinafter called "CNH".

The person appearing, acting as aforesaid, has declared as follows.

I.       Preamble

1.1 By resolution of the sole shareholders of the Company dated the third day of April two thousand three, in connection with a resolution of the board of directors of the Company dated the fourth day of April two thousand three it has been resolved to issue at par to Fiat twenty-six million three hundred eight thousand and four hundred eighty (26,308,480) shares (the "Fiat Shares") and to Sicind nine million two hundred forty-three thousand and five hundred twenty (9,243,520) shares (the "Sicind Shares") in the capital of the Company, each share having nominal value of forty-five Euro cent ((euro)0.45) (collectively, the "Shares").

1.2 The Fiat Shares are to be paid up by the contribution and transfer to the Company of two million and three hundred sixty-eight thousand (2,368,000) Series A preference shares in the capital of CNH (the "Fiat Contribution").

1.3 The Sicind Shares are to be paid up by the contribution and transfer to the Company of eight hundred thirty-two thousand (832,000) Series A preference shares in the capital of CNH (the "Sicind Contribution").

1.4 The Board of Directors of the Company has prepared a description of the Fiat Contribution and the Sicind Contribution, dated the eighth day of April two thousand three as required under Article 2:94b paragraph 1 of the Civil Code (the "Description of Contribution"), a copy of which is hereto attached.

1.5 As is shown in the auditors' certificate of Mr. G. Westinga, dated the eighth day of April two thousand three, a copy of which is attached hereto, the value of the Fiat Contribution and the Sicind Contribution when applying generally accepted valuation standards amounts to not less than the amount of the payment obligation expressed in currency as stated in the certificate which has to be satisfied by the Fiat Contribution and the Sicind Contribution.

II.      Issue and Subscription

2.1 Implementing the aforesaid shareholders' resolution the Company hereby issues, effective as of the date hereof to Fiat and Fiat hereby subscribes and accepts the Fiat Shares.

2.2 Implementing the aforesaid shareholders' resolution the Company hereby issues, effective as of the date hereof to Sicind and Sicind hereby subscribes and accepts the Sicind Shares.

III.     Contribution and Transfer

3.1 In satisfaction of the obligation to pay up the Fiat Shares, Fiat hereby contributes and transfers to the Company, and the Company accepts, the Fiat Contribution.

3.2 In satisfaction of the obligation to pay up the Sicind Shares, Sicind hereby contributes and transfers to the Company, and the Company accepts, the Sicind Contribution.

3.4 The amount by which the value of the Fiat Contribution and the value of the Sicind Contribution according to the Description of Contribution exceeds the nominal value of the Fiat Shares and Sicind Shares respectively shall be carried to the Company's share premium reserve.

3.5 The CNH shares comprising the Fiat Contribution and the Sicind Contribution were acquired by Fiat and Sicind respectively by an issue and Subscription Agreement dated the fourth day of April two thousand three and shall as of such date be for the account of the Company.

3.6 CNH acknowledges the contribution and transfer of the Fiat Contribution and the Sicind Contribution.

IV.      Miscellaneous

4.1 The parties waive any right they may have to set aside this agreement or dissolve or have dissolved the same on the basis of any provisions of the Dutch Civil Code.

4.2 This deed shall be governed by and construed in accordance with the laws of the Netherlands.

Authorization

The person appearing has been authorized by four private powers of attorney, which will be attached hereto immediately after the passing of this deed.

The person appearing is known to me, civil-law notary.

This deed
was executed in Rotterdam on the date mentioned in its heading.

After the material contents of this Deed had prior thereto been conveyed and explained to the person appearing by me, civil-law notary, he has declared that he has taken note of the contents of this Deed was in agreement with the contents and that he did not require that it be read out in full.

Thereupon, after a limited part of this Deed had been read out, it was signed by the person appearing by me, civil-law notary.



                                                     R.N. van der Veer

                                                     B.Th. Derogee

                                                     ISSUED AS A TRUE COPY



[PUBLIC NOTARY SEAL OF MR. B.TH. DEROGEE]